                      Ninth Amendment To Credit Agreement

Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

     Reference is hereby made to that certain Credit Agreement dated as of May 22, 1996, as amended (the "Credit Agreement"), between the undersigned, MAF Bancorp, Inc., a Delaware corporation (the "Company") and you (the "Lender"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Company has requested the Lender amend the Credit Agreement by increasing the Revolving Credit Commitment to $25,000,000, extending the Revolving Credit Termination Date to May 31, 2001, amending the remaining Term Loan principal repayment schedule, deleting the Treasury Rate interest option, amending the interest rate due on the Domestic Rate Portion, amending the Interest Periods for LIBOR Portions, deleting the commitment fee and adding a facility fee in lieu thereof, amending the Adjusted Net Worth covenant, and amending the Adjusted Net Income covenant, and the Lender is willing to do so under the terms and conditions set forth in this agreement (herein, the "Amendment").

1.   Amendments.

     Upon your acceptance hereof in the space provided for that purpose below, the Credit Agreement shall be and hereby is amended as follows:

          1.1 The second, third and fourth paragraphs of Section 1.4 of the Credit Agreement shall be amended and restated in their entireties to read as follows:

          The original principal amount of the Term Loan was $35,000,000, of which $29,900,000 remains outstanding and unpaid on April 20, 2000. The Company hereby agrees to repay the balance of the Term Loan in the amounts and on the dates set fourth below:

                      A                                    B
                 Payment Date                     Scheduled Principal
                                                  Payment on Term Note
                  12/31/2000                          $   500,000
                  12/31/2001                          $ 1,500,000
                  12/31/2002                          $ 9,200,000
                  12/31/2003                          $18,700,000 or such
                                                  lesser amount representing the
                                                  remaining principal balance of
                                                  the Term Loan

          1.2 Section 2.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                Section 2.1.  Interest Rate Options.

                (a) Portions. Subject to the terms and conditions of this
          Section 2, portions of the principal indebtedness evidenced by the Notes (all of the indebtedness evidenced by Notes of the same type bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of the Company, bear interest with reference to the Domestic Rate ("Domestic Rate Portions") or with reference to the Adjusted LIBOR ("LIBOR Portions"). Subject to the terms and conditions of this Section 2, the Domestic Rate Portion or LIBOR Portions of Notes of the same type may be converted from time to time from one basis to the other. All of the indebtedness evidenced by a Note which is not part of a LIBOR Portion shall constitute a single Domestic Rate Portion applicable to such Note. All of the indebtedness evidenced by a Note which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion applicable to such Note. There shall not be more than five LIBOR Portions applicable to the Revolving Credit Note outstanding at any one time. There shall be not more than seven LIBOR Portions applicable to the Term Note outstanding at any one time. Anything contained herein to the contrary notwithstanding, the obligation of the Lender to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. The Company hereby promises to pay interest on each Portion at the rates and times specified in this
          Section 2.

                (b) Domestic Rate Portion. Each Domestic Rate Portion shall bear interest at the rate per annum determined equal to the Domestic Rate as in effect from time to time minus (but not below zero) 0.5% per annum, provided that if a Domestic Rate Portion or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full of the amount then due at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto from time to time. Interest on each Domestic Rate Portion shall be payable quarterly in arrears on the last day of each March, June, September and December in each year and at maturity of the applicable Note, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Any change in the interest rate on the Domestic Rate

          Portions resulting from a change in the Domestic Rate shall be effective on the date of the relevant change in the Domestic Rate.

                (c) LIBOR Portions. Each LIBOR Portion shall bear interest for each Interest Period selected therefor at a rate per annum determined by adding 1% to the Adjusted LIBOR for such Interest Period, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full of the amount then due through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion and shall thereafter bear interest at the interest rate applicable to such Domestic Rate Portion. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. The Company shall notify the Lender on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Company shall notify the Lender of the new Interest Period selected therefor, and in the event the Company shall fail to so notify the Lender, such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion as of and on the last day of such Interest Period.

          1.3 Section 2.4 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                Section 2.4. Manner of Rate Selection. The Company shall notify the Lender by 11:00 a.m. (Chicago time) at least three Business Days prior to the date upon which the Company requests that any LIBOR Portion be created or that any part of the applicable Domestic Rate Portion be converted into a LIBOR Portion (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor). If any request is made to convert a LIBOR Portion into the relevant Domestic Rate Portion hereunder, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance and conversion of LIBOR Portions under this Agreement shall be irrevocable. Such requests may be written or oral and the Lender is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person the Lender in good faith believes to be an Authorized Representative without the necessity of independent investigation, the Company hereby indemnifying the Lender from any liability or loss ensuing from so acting.

          1.4 Section 2.9 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                Section 2.9.  Intentionally Deleted.

          1.5 Section 3.1(a) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                Section 3.1. Fees. (a) Revolving Credit Facility Fee. For the period from and including April 1, 2000, to but not including the Revolving Credit Termination Date, the Company shall pay to the Lender a facility fee at the rate of .09% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily Revolving Credit Commitment in effect during such time (whether or not in use). Such facility fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing June 30, 2000) and on the Revolving Credit Termination Date unless the Revolving Credit Commitment is terminated in whole on an earlier date, in which event the facility fee for the period to the date of such termination in whole shall be paid on the date of such termination.

          1.6 Section 3.2 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                Section 3.2. Voluntary Prepayments. The Company shall have the privilege of prepaying the Revolving Credit Loans and the Term Loan in whole or in part (but if in part, then (i) if such Loans constitute part of a Domestic Rate Portion, in an amount not less than $100,000,
          (ii) if such Loan constitutes part of a LIBOR Portion, in an amount not less than $1,000,000, and (iii) in each case, in an amount such that the minimum amount required for a borrowing of Revolving Credit Loans or for a LIBOR Portion of the relevant Loans pursuant to Sections 1.2 and 2.2 hereof remains outstanding) at any time upon 1 Business Day prior notice to the Lender (such notice if received subsequent to 2:00 p.m. (Chicago time) on a given day to be treated as though received at the opening of business on the next Business Day), by paying to the Lender the principal amount to be prepaid and (i) if such a prepayment prepays the Term Note in whole or in part, accrued interest thereon to the date of prepayment, (ii) if such a prepayment prepays the Revolving Credit Note in full and is accompanied by the termination in whole of the Revolving Credit Commitment, accrued interest and facility fees thereon to the date of prepayment, and (iii) any amounts due to the Lender under Section 2.8 hereof.

          1.7  The definition of "Fixed Rate Portions" appearing in Section
     4.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

          "Fixed Rate Portions" means and includes the LIBOR Portions.

          1.8 The first paragraph of the definition of "Interest Period" appearing in Section 4.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

          "Interest Period" means, with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending 1, 2, 3, 6 or 12 months thereafter as selected by the Company in its notice as provided herein; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          1.9  The definition of "Revolving Credit Commitment" appearing in
     Section 4.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

          "Revolving Credit Commitment" means $25,000,000, as such amount may be reduced pursuant hereto.

          1.10 The definition of "Revolving Credit Termination Date" appearing in Section 4.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

          "Revolving Credit Termination Date" means May 31, 2001, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to Section 3.3, 3.4, 8.2 or 8.3 hereof.

          1.11 The definition of "Treasury Rate" appearing in Section 4.1 of the Credit Agreement shall be deleted in its entirety.

          1.12  The definition of "Treasury Rate Portions" appearing in Section
     4.1 of the Credit Agreement shall be deleted in its entirety.

          1.13 Section 7.10 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                Section 7.10. Adjusted Net Worth. The Company shall, as of the last day of each fiscal quarter of the Company, maintain Adjusted Net Worth of the Company and its Subsidiaries determined on a consolidated basis in an amount not less than $200,000,000.

          1.14 Section 7.11 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                Section 7.11. Adjusted Net Income. As of the last day of each fiscal year of the Company, the Company shall have Adjusted Net Income for the year then ended of not less than $30,000,000.

          1.15 Exhibit A to the Credit Agreement shall be amended in its entirety, and as amended shall be restated to read as set forth on Exhibit A attached hereto.

2.   Conditions Precedent.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

          2.1 The Company and the Lender shall have executed and delivered this Amendment, and the Company shall have executed and delivered to the Lender a replacement Revolving Credit Note in the form attached hereto as Exhibit A.

          2.2 The Company shall have paid through March 31, 2000, all unused commitment fees due under the Credit Agreement prior to giving effect to this Amendment.

          2.3 Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Lender and its counsel.

3.   Miscellaneous.

     3.1 Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     3.2 The Company agrees to pay on demand all costs and expenses of or incurred by the Lender in connection with the negotiation, preparation, execution, and delivery of this Amendment in excess of $3,000, including the fees and expenses of counsel for the Lender.

     3.3 This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

                           [Signature Page to Follow]

     This Ninth Amendment to Credit Agreement is entered into and effective as of May 5, 2000.

                                 MAF BANCORP, INC.


                                 By    /s/ Jerry Weberling
                                   --------------------------------------
                                   Name  Jerry Weberling
                                       ----------------------------------
                                   Title  Executive Vice President & CFO
                                        ---------------------------------

     Accepted and agreed to in Chicago, Illinois as of the date and year last above written.


                                 HARRIS TRUST AND SAVINGS BANK

                                 By    /s/ Michael S. Cameli
                                   --------------------------------------
                                   Name  Michael S. Cameli
                                       ----------------------------------
                                   Title  Vice President
                                        ---------------------------------

                                   Exhibit A

                               MAF Bancorp, Inc.
                             Revolving Credit Note

                                                               Chicago, Illinois
$25,000,000                                                          May 5, 2000

     On the Revolving Credit Termination Date, for value received, the undersigned, MAF Bancorp, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Harris Trust and Savings Bank (the "Lender"), at the principal office of the Lender in Chicago, Illinois, the principal sum of
(i) Twenty Five Million and no/100 Dollars ($25,000,000), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Revolving Credit Loans owing from the Company to the Lender under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

     This Note is issued in substitution and replacement for, and evidences the indebtedness evidenced by, the Revolving Credit Note of the Company dated April 30, 1999, in the face principal amount of $20,000,000, and, in addition, evidences additional loans constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Credit Agreement dated as of May 22, 1996, as amended, between the Company and the Lender (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement") made and to be made to the Company by the Lender under the Revolving Credit provided for under the Credit Agreement, and the Company hereby promises to pay interest at the office described above on each loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

     Each loan made under the Revolving Credit against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence (absent manifest error) of the unpaid principal balance of this Note, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion, and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto.

     This Note is issued by the Company under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

     The Company hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of laws.


                                  MAF Bancorp, Inc.

                                  By /s/ Jerry Weberling
                                     -----------------------------------------
                                      Jerry Weberling,   Executive. V.P. & CFO
                                    ------------------------------------------
                                    (Print or Type Name)        (Title)

                                      -2-